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                                                                    EXHIBIT 23.2

                CONSENT OF ERNST & YOUNG AG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112080, 333-109589, 333-109408, 333-62890, 333-39171,
333-87394, 333-114168 and 333-114239) and the Registration Statements on Form S-8 (Nos. 333-106196, 333-100793, 333-63804, 333-59163, 333-59157, 333-21997,
33-86634 and 33-94872) pertaining to the 1992 Stock Option Plan and the 1998 Employee Stock Purchase Plan of Lynx Therapeutics, Inc. and the related prospectuses, of our report dated February 26, 2004, with respect to the financial statements of AXARON Bioscience AG, Heidelberg for the year ended December 31, 2003, included in this Annual Report (Form 10-K/A) of Lynx Therapeutics, Inc. for the year ended December 31, 2003.

Mannheim, Germany
June 28, 2004

Ernst & Young AG
Wirtschaftsprufungsgesellschaft

/s/ Th.Muller                 /s/ K. Berger
Th.Muller                     K. Berger
Wirtschaftsprufer             Wirtschaftsprufer